EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We consent to the use of our report dated April 15, 2002, with respect to the combined financial statements of TakeMeOnVacation, LLC, RVM Promotions, LLC and RVM Vacations, LLC (collectively "TMOV"), in the Current Report on Form 8-K/A of Bluegreen Corporation pertaining to the acquisition of substantially all of the assets of TMOV.

December 12, 2002                                    /S/ MCCLAIN & COMPANY, L.C.
Miami, Florida